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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the 1997 Employee Stock Purchase Plan, the Amended and Restated 1994 Stock Option Plan and the 1997 Directors' Stock Option Plan of Corixa Corporation, of our report dated January 31, 1997 (except Note 11, as to which the date is September 24, 1997) with respect to the financial statements of Corixa Corporation for the fiscal year ended December 31, 1996, included in its Prospectus filed with the Securities and Exchange Commission on October 2, 1997.


/s/ ERNST & YOUNG, LLP

Seattle, Washington
January 30, 1998